Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VIASYS Healthcare Inc. (the “Company”) on Form 10-Q for the period ending September 27, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Randy H. Thurman and Martin P. Galvan, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)   The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 7, 2003

/s/ RANDY H. THURMAN

Randy H. Thurman
Chief Executive Officer

/s/ MARTIN P. GALVAN

Martin P. Galvan
Chief Financial Officer